UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2023

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 19, 2023, DaVita Inc. (the “Company”) entered into an offer of employment (the “Offer Letter”) with Christopher Berry to become the Company’s Chief Accounting Officer. Pursuant to the Offer Letter, Mr. Berry will join the Company as Group Vice President, Accounting on August 28, 2023 (the “Effective Date”) and will succeed John D. Winstel in the role of Chief Accounting Officer when Mr. Winstel steps down from the role, no later than September 5, 2023.
Mr. Berry, 48, will join the Company after holding the positions of Senior Vice President and Chief Accounting Officer at Sonder Holdings Inc. (“Sonder”), a publicly traded hospitality company, from August 2022 to August 2023. He also previously served as Sonder’s Interim Principal Financial Officer from January 2023 to March 2023. Prior to joining Sonder, Mr. Berry held various roles at Alaska Air Group, Inc., a publicly traded airline holding company, serving as Vice President, Corporate Controller, and Chief Accounting Officer from February 2017 to April 2022, Managing Director of Accounting, Corporate Controller and Principal Accounting Officer from February 2014 to February 2017, Managing Director, Investor Relations from October 2010 to February 2014, and Director, Financial Reporting and Accounting from March 2005 to October 2010. Mr. Berry holds a Bachelor of Business Administration from the University of Louisiana Monroe and a CPA license in the State of Washington.
Pursuant to the Offer Letter, Mr. Berry will receive an initial annual base salary of $410,000. Mr. Berry will also receive a long-term incentive award in the form of restricted stock units with a grant date fair value of $800,000, which award will vest 50% on each of the third and fourth anniversaries of the grant date, subject to Mr. Berry’s continued employment through the applicable vesting dates. Beginning in the 2024 performance year, Mr. Berry will be eligible to receive a discretionary annual performance bonus of up to $300,000. For the 2023 performance year, Mr. Berry will be guaranteed an annual performance bonus payout of $205,000. As a condition of employment, Mr. Berry will be required to agree to certain non-competition, non-solicitation, and confidentiality covenants.
There are no family relationships between Mr. Berry and any director or executive officer of the Company, or with any person selected to become a director or an executive officer of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Berry, or any member of his immediate family, has a direct or indirect material interest and which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: July 25, 2023	By:	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal and Public Affairs Officer